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Exhibit 10.20

        REDACTED VERSION

DSP SERVICES AND SUPPORT AGREEMENT
TERMS AND CONDITIONS
(As Amended and Restated Effective October 19, 1998 with Amendments through
April 30, 2008)

between
BancTec, Inc. 2701 E. Grauwyler Rd. Irving, Texas, 75061 ("BANCTEC")	and	DELL Marketing, L.P. One Dell Way Round Rock, Texas 78682 ("DMLP" or "Dell")

EFFECTIVE DATE: October 19, 1998

WHEREAS DMLP sells, leases, licenses or otherwise distributes computer hardware and software products including third party products.

WHEREAS DMLP has certain installation, maintenance, support, upkeep and related obligations to its customers with respect to such computer hardware and software products and wishes to subcontract some of these obligations to BANCTEC.

WHEREAS BANCTEC has agreed to carry out some of these obligations of DMLP by performing the services as more fully described below.

WHEREAS the services to be provided by BANCTEC hereunder shall apply only to computer hardware and software products sold, leased or licensed by DMLP.

Accordingly, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, both parties enter into this Agreement as follows:

1.
DEFINITIONS

The following terms contained in quotations shall have the following meanings for purposes of this Agreement. Additional terms may be defined in the body of this Services and Support Agreement, in any applicable Schedules or Statements of Work ("SOW"), or in the Procedure Manual.

1.1
"Advisory Diagnosis" means an advisory diagnosis made by skilled DMLP engineers and communicated to BANCTEC in which DMLP shall endeavor to be as specific as is possible based upon DMLP'S discussions with the Customer. In some cases the parties agree that no diagnosis will be given.

1.2
"Agreement" means this Services and Support Agreement, any Schedules or SOW's attached hereto and the Procedure Manual.

1.3
"BANCTEC" means BancTec, Inc., with a place of business at 2701 E. Grauwyler Rd., Irving, Texas 75061.

1.4
"Business Day" means the Service Hours in a day.

1.5
"Charging Scale" means the scale of charges agreed to between DMLP and BANCTEC for the Services, as specified in Schedule A and amended from time to time as agreed in writing.

1.6
"Contract Products" means any discrete part or parts of the Products that have been identified to BANCTEC by DMLP for Service pursuant to this Agreement.

1.7
"Contract System" means those Contract Products that constitute a computer system.

1.8
"CRE" means a DMLP Trained customer resource engineer which may be a BANCTEC employee or a permitted Subcontractor.

1.9
"Customer" means any person or persons, firm, company or authority in possession of any of the Products that have entered into a Service Agreement.

1.10
"Defective Parts" will be defined as Spare Parts that are removed from a Contract Product or Contract System.

1.11
"DMLP Trained" means: (a) for desktop and notebook computers attending and properly completing a DMLP Product orientated training program as more particularly described in Section 5.0 and the Procedural Manual (b) for workstations and servers successfully completing the DMLP Trained System Engineer certification program.

1.12
"DMLP" means Dell Marketing L.P. whose principal office is at One Dell Way, Round Rock, Texas 78682.

1.13
"DMLP Spare Parts Management Process" means the processes, techniques, systems and methods of working and know how which have been developed or acquired by DMLP and relating to or in respect of spare parts management.

1.14
"Fee(s)" means the fee(s) to be paid by DMLP to BANCTEC as more particularly described in Section 6.

1.15
"Fix" means a service event contemplated by this Agreement executed for a Customer in which BANCTEC has a DMLP Trained CRE restore the Contract Product or Contract System to proper operating condition.

1.16
"Fix Time" means: (a) for four (4) hour service, the time elapsing during the Service Hours between BANCTEC receiving notification from DMLP that a Customer requires Services and the resultant Fix and (b) for next business day service, the time elapsing during the Service Hours between the time the required Spare Part(s) is available for pickup by BANCTEC in the Location and the resultant Fix.

1.17
"Intellectual Property Rights" means patents, trade marks, registered designs, applications for any of the foregoing, copyrights, design rights, know-how, trade secret, confidential information, trade and business names and any other similarly protected rights in any country.

1.18
"Location" means the place within the Territory where a Contract Product or Contract System is located for the purposes of providing Services.

1.19
"Parts" means collectively Spare Parts and Defective Parts.

1.20
"Procedure Manual" means a manual setting forth detailed procedures for the provision of Services, which manual may be updated and revised by mutual agreement from time to time. The contents of the Procedural Manual shall form part of this Agreement.

1.21
"Products" means goods (including software, hardware and third party products) sold, leased, licensed or otherwise distributed by DMLP from time to time, including, but not limited to, Contract Products and Contract Systems, which are identified in a, SOW, a Schedule to this Agreement or are added to this Agreement in accordance with the Procedure Manual.

1.22
"Reason Code" means a code, specified by BANCTEC and agreed upon by DMLP, indicating the reason why a Fix could not be accomplished. An agreed list of Reason Codes is contained in the Procedural Manual.

1.23
"Response Time" means the time elapsing during the Service Hours between BANCTEC receiving notification from DMLP that a Customer requires Services and the arrival of BANCTEC at the Location.

1.24
"Schedule" means any Schedule (so designated) which is at any time attached to this Agreement by mutual written agreement of the parties. Each such Schedule is made a part of this Agreement and incorporated herein for all purposes.

1.25
"Service" or "Services" refers collectively to the service duties and labors rendered to DMLP'S Customers as contemplated by this Agreement as more fully described in herein and in the Schedules.

1.26
"Service Call" means a requirement by DMLP on BANCTEC to provide a Service according to this Agreement and achieve a Fix.

1.27
"Service Agreement" means a written agreement between DMLP, or one of DMLP'S service partners, and a Customer which contains terms and conditions regarding the provision of services, including, but not limited to, warranty service for a Product owned, leased or licensed by a Customer from DMLP. The type(s) of service that may be performed pursuant to a Service Agreement are set forth on the applicable SOW's. Such Service Contracts may be the original end user agreement or an additional service agreement.

1.28
"Service Hours" means the principal hours during which Services are rendered. Unless otherwise set forth in a Schedule, the Service Hours are the hours of 8:00 a.m. through 6:00 p.m. Customer's local time, Monday through Friday, excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The Service Hours for 7x24 Service are 24 hours a day for 7 days a week with no exclusion for holidays.

1.29
"Spare Parts" means consigned parts used in and/or needed for repair of Products, covered by any SOW's. Spare Parts does not include any Consumable Parts.

1.30
"Territory" means the geographic region of the continental United States, Alaska, Hawaii and Puerto Rico in which BANCTEC will provide Services.

1.31
"Consumable Parts" will be defined as parts with a DMLP list price of less than [*.*].

1.32
"Consumable Parts Credit" means [*.*] ([*.*]) of the total Parts Value of Consumable Parts returned to DMLP by BANCTEC in any given calendar month.

1.33
"Partial Receipts" means those Service Calls where the Parts Value shipped to BANCTEC exceeds [*.*] but is less than [*.*] and where the return air bill of record has not been activated with the carrier, yet DMPL's records indicate partial receipt of returned items under such Service Call.

1.34
"Parts Shrinkage Allowance" means the permissible percentage amount of list price value of parts not returned by BANCTEC to DMLP upon replacement by BANCTEC in connection with the performance of Services.

1.35
"Parts Value" Consumable Parts and Spare Parts shall be valued at DMLP's then current list price.

2.
ARRANGEMENT

2.1
DMLP sells, leases and licenses Products to Customers within the Territory. DMLP, or DMLP'S service providers, sell or provide to such Customers certain Service Agreements covering such Products. Under this Agreement DMLP may subcontract to BANCTEC certain services which DMLP is obligated to perform under the Service Agreements. During the term of this Agreement, BANCTEC will perform those Services subcontracted to it by DMLP in the Territory in accordance with the terms and conditions contained in this Agreement. In return for BANCTEC'S performance of these Services, DMLP shall pay BANCTEC in accordance with Section 6 "Fees

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

  and Payments." Except as set forth in this Agreement, BANCTEC shall not be entitled to any fee, revenue, or other payment of any kind under this Agreement with respect to Services performed for Customers in accordance with the Service Agreements.

2.2
Nothing in this Agreement nor any course of dealing or performance which arises from or in connection with this Agreement, will require or be construed to require DMLP to market, sell or provide services or Service Agreements to Customers or require DMLP to subcontract to BANCTEC any services to be performed under a DMLP Service Agreement. DMLP retains full freedom and flexibility in determining what services to offer its Customers and who will perform such services. DMLP does not make any guarantee or commitment as to the amount of Services DMLP will subcontract to BANCTEC. This is a non-exclusive relationship. This Agreement shall not be construed or create rights, express or implied, on behalf of or for use of any third parties.

3.
DURATION

3.1
This Agreement will commence on the Effective Date and continue thereafter for an initial term which shall expire [*.*] ([*.*]) [*.*] after the Effective Date. The term of this Agreement will be automatically renewed for [*.*] [*.*] ([*.*]) [*.*] term on each expiration date unless written notice of termination is given by either party at [*.*] [*.*] ([*.*]) [*.*] prior to the expiration date of the initial term or the expiration date of any renewal term, or unless the Agreement is otherwise terminated at an earlier date as provided elsewhere herein.

4.
THE SERVICES

4.1
This Agreement will apply to each Service that is identified in a Schedule or SOW to this Agreement or that is otherwise added to this Agreement in accordance with the Procedure Manual.

4.2
On receipt of a request for Services, BANCTEC shall have a DMLP Trained CRE attend to the Customer's requirements within the Response Time set forth in the applicable SOW either at the location or elsewhere depending on the Service requested and achieve a Fix within the Fix Time specified by DMLP as set forth in the applicable SOW.

4.3
It is acknowledged by DMLP that BANCTEC may not be able to achieve a Fix within the appropriate Fix Time on every single occasion. BANCTEC shall inform DMLP, in accordance with the procedures set forth in the Procedure Manual, of any Service Calls that it will not be able to complete within the Fix Times set forth in the applicable SOW's, before actual slippage of the Service Call(s), together with a planned recovery time.

4.4
In the event that BANCTEC is not able to achieve a Fix within the appropriate Fix Time, BANCTEC shall close the Service Call and communicate to DMLP the applicable Reason Code. In the event that the reason the Fix was not achieved does not fit within an existing Reason Code, BANCTEC shall communicate that reason to DMLP.

4.5
BANCTEC will maintain during the term of this Agreement the physical installations, Parts, employees and DMLP Trained CRE(s) necessary to offer the Services pursuant to this Agreement.

4.6
BANCTEC agrees to apply any agreed-upon procedures relating to virus scanning outlined in the Procedure Manual and SOW's Schedules.

4.7
For all Parts that are in the care, custody and control of BANCTEC during the performance of the Services hereunder:

(i)
BANCTEC shall keep records that indicate, at a minimum, the location of the Parts, the part numbers and the quantities;

(ii)
BANCTEC shall provide such records to DMLP upon DMLP'S request;

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

  (iii)
  DMLP reserves the right to request that a physical inventory (PI) be performed at all locations where DMLP parts are held. DMLP will participate in the planning of the PI and will audit the process and results during the PI. Each party will be responsible for its own costs associated with the audit;

  (iv)
  BANCTEC shall be liable to DMPL for the Parts Value of any unused Spare parts and Defective Parts not returned to DMLP that [*.*] the [*.*] [*.*] [*.*]. BANCTEC will remit the owed amount within [*.*] ([*.*]) [*.*] [*.*]. Notwithstanding anything herein to the contrary, if [*.*] [*.*] to [*.*] to [*.*] [*.*] Spare Parts or Defective Parts within [*.*] ([*.*]) [*.*] of date of shipment of such Spare Parts or Defective Parts to BANCTEC, the Spare Parts or Defective Parts will be [*.*] [*.*] to [*.*] and [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] for recovery of such Spare parts or Defective Parts;

  (v)
  BANCTEC shall be liable to DMLP for any damage to such Parts caused by BANCTEC or BANCTEC'S Subcontractors until such Parts are returned to DMLP as a location to be designated by DMLP;

  (vi)
  Upon termination or expiration of this Agreement, BANCTEC shall return any Parts that are still in BANCTEC'S care, custody or control to DMLP as directed by DMLP.

  BANCTEC will only use Spare Parts provided by DMLP or its designee for the purpose of servicing Products sold, licensed or leased by DMLP. Additional provisions related to Parts that will be used in the performance of the Services are set forth in the Procedure Manual and the applicable SOW's.

4.8
DMLP will provide spare Parts. In connection with Next Business Day Service, DMLP shall ship, [*.*] [*.*], the Spare Parts needed for BANCTEC to render Next Business Day Services on Systems. [*.*] [*.*] [*.*] and [*.*] [*.*] [*.*] will be [*.*] to [*.*] [*.*] [*.*] [*.*].

4.9
Consigned Parts. Such parts will be consigned to BANCTEC during the period from acceptance of such parts by BANCTEC from the freight carrier until return of such replaced parts by BANCTEC to the freight carrier. BANCTEC's responsibilities for such parts during the consignment period are further described in Section 4.7.

4.10
Title to all spare parts and all replaced parts shall remain at all times with DMLP.

5.
STAFF

5.1
BANCTEC shall be entitled to select and contract with properly trained, equipped and experienced subcontractors (each a "Subcontractor", and, collectively, the "Subcontractors") as necessary to perform and fulfill BANCTEC'S duties under this Agreement, at its sole cost and expense; provided, however, (i) BANCTEC is wholly responsible for engaging qualified Subcontractors and effectively managing the allocation of work to be performed by such Subcontractors under this Agreement (ii) BANCTEC shall remain fully responsible and liable for the provision of, and shall not be relieved of its obligation to perform the Services, regardless of BANCTEC'S use of a Subcontractor, (iii) BANCTEC shall be responsible for managing the Subcontractor and their performance of the Services in accordance with the terms of this Agreement (specifically including the Procedure Manual), (iv) BANCTEC shall be solely responsible for all compensation, payment and reimbursements due to any Subcontractor; and (v) BANCTEC shall be responsible for, and liable to DMLP, for any failure of any Subcontractor to comply with the terms and conditions of this Agreement (specifically including the Procedure Manual). BANCTEC must notify DMLP for each Subcontractor organization that is to provide any Services hereunder prior to the date on which such Subcontractor commences to provide such Services.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

5.2
DMLP will have the right to request that BANCTEC terminate any Subcontractor's services on Dell accounts under this Agreement for any reason. Any request by Dell to remove a Subcontractor shall be limited to the provision of Services by the Subcontractor to Dell and Dell Customers. BANCTEC shall not subcontract more than [*.*] of it's [*.*] [*.*] [*.*] on average per month. Should the [*.*] threshold be exceeded in any given month, BANCTEC will provide a report to DMLP after month end which illustrates [*.*] by [*.*] for subcontracted areas. DMLP and BANCTEC may review the affected [*.*] [*.*] for potential reassignment to other providers to reduce the call volume below the [*.*] threshold. In the event BANCTEC becomes the default Service Provider for any Segment in DMLP, which would result in DMLP having the capability to provide a call volume forecast, DMLP and BANCTEC mutually agree to review and modify this Section 5.2 as required. BANCTEC may not change Subcontractors or the scope of any Services provided by any Subcontractor in any way that materially affects the performance of the Services or the reliability thereof without DMLP'S prior written consent.

5.3
Whether using its own personnel or permitted Subcontractors, BANCTEC shall only use DMLP Trained personnel to perform the Services.

5.4
BANCTEC shall prevent its employees and/or any permitted Subcontractors from disparaging the Products or DMLP or engaging in other practices which may be detrimental to the Products or DMLP. If an incident of claimed disparagement or a detrimental practice comes to DMLP'S attention, it shall inform BANCTEC and BANCTEC shall immediately prohibit such BANCTEC employees and/or Subcontractors involved from making contact with the Customer and within [*.*] ([*.*]) [*.*], both parties shall meet to carry out a preliminary investigation. If deemed necessary at this meeting, a full investigation shall be carried out within the time scale agreed at the preliminary meeting and if not agreed, within [*.*] ([*.*]) [*.*]. The investigation and any subsequent remedial actions shall be carried out in accordance with the Procedural Manual.

5.5
All CRE(s) will provide electrostatic discharge protection during the performance of Services.

6.
FEES AND PAYMENTS

6.1
In consideration of acceptable Services carried out by BANCTEC according to this Agreement, DMLP shall pay BANCTEC in accordance with Schedule A: Charging Scale.

6.2
For the avoidance of doubt, it is agreed that in the event of a dispute as to the amount to be paid by DMLP to BANCTEC in respect of Services carried out pursuant to this Agreement, DMLP shall not delay payment of any undisputed portion of the disputed amount pending resolution of the dispute, if such undisputed portion can clearly be identified.

6.3
BANCTEC shall retain all records of Services carried out under this Agreement for a period of [*.*] ([*.*]) [*.*] in order to substantiate all invoices submitted pursuant to this Agreement and its performance hereunder. BANCTEC agrees to provide such records in a form reasonably requested by DMLP.

6.4
DMLP shall be responsible for all taxes on the Services, except for those related to the net income and property of BANCTEC. Invoices will include all applicable taxes in accordance with the laws of the taxing jurisdiction where the Services are performed.

6.5
BANCTEC shall invoice DMLP for any Fees due and such invoices shall be paid [*.*] [*.*] ([*.*]) [*.*] of [*.*] [*.*] [*.*] [*.*] ("[*.*]").

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

6.6
All invoices shall be sent to:

  Dell Computer Corporation
  One Dell Way
  Round Rock, Texas 78682

  Attn: DSP Finance

6.7.
True-Up Process. A process that will occur at the conclusion of each DMLP [*.*] [*.*] that may result in the restatement of monies paid to BANCTEC in the previous [*.*] ([*.*]0 [*.*] that make up the [*.*] to which the true up process is performed. This restatement could be a credit issued to DMLP by BANCTEC or additional monies paid by DMLP to BANCTEC based on DMLP [*.*] [*.*]. A true-up will be performed which will occur and be provided to BANCTEC by the final day of the month following the end of each [*.*] (for example, true-up for [*.*] ending [*.*] will be provided to BancTec by [*.*]). BANCTEC will review the data provided by DMLP and respond with any disputes or discrepancies within [*.*][*.*] of file receipt.

6.8
Adjusted Dispatches. For purposes of determining billable services, dispatches will be calculated as [*.*] [*.*] [*.*] dispatches for the [*.*] [*.*] plus [*.*] [*.*] dispatches for the [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] for which BANCTEC has not or will not be paid.

6.9
DMLP requires BANCTEC to use their vendor, [*.*], for processing invoices and agrees to reimburse BANCTEC for the annual cost of membership. DMLP and BANCTEC will mutually agree on the process for reimbursement of these costs.

6.10
If DMLP requests that BANCTEC prepare for specified and substantial planned [*.*] [*.*], the Parties will agree to a start date for the new [*.*] [*.*]. If BANCTEC increases [*.*] pursuant to this request and the [*.*] [*.*] does not materialize within [*.*] [*.*] of the agreed start date, DMLP will reimburse BANCTEC its actual [*.*] [*.*] for technician onboarding, training, or other reasonable expenses specifically undertaken to accommodate the [*.*] [*.*].

6.11
Drug and Background Reimbursement: DMLP will reimburse BANCTEC for [*.*] of the costs related to drug and background screening (up to a maximum [*.*] per Dell Certified Systems Engineer ("DCSE Technician") stemming from the requirements set forth in the Dell Drug and Background Amendment (Amendment US—SEHS dated July 2007). After the initial drug and background screening of all BANCTEC DCSE Technicians, DMLP will reimburse BANCTEC for [*.*] of the annual background screen costs (up to a maximum of [*.*] per DCSE Technician). BANCTEC will be responsible for [*.*] of all new hire drug and background screening costs resulting from attrition. DMLP and BANCTEC will mutually agree on the process for reimbursement of these costs.

7.
TECHNICAL CO-OPERATION AND ASSISTANCE

7.1
BANCTEC and DMLP will set up and maintain during the term of this Agreement, a dedicated mode of communication between themselves (the "Dedicated Computer Link") so as to allow a transfer of information. Each party will pay its own expenses related to maintaining the Dedicated Computer Link. The Dedicated Computer Link will provide on-line communications for all transactions.

  Additional requirements of, and other provisions regarding, the Dedicated Computer Link are set forth in the Procedural Manual.

7.2
Unless a reasonable objection in writing is made by BANCTEC to DMLP, BANCTEC will provide a [*.*] [*.*] at a [*.*] [*.*] in [*.*] [*.*] specified by DMLP, for technical liaison and escalation. If performance suffers, BANCTEC shall provide sufficient extra personnel to address performance

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

  issues and where necessary rectify and improve performance. DMLP shall provide necessary environmental and operational facilities for such personnel.

7.3
DMLP will provide BANCTEC with notice of material engineering changes affecting the Products. Whenever possible, advance notice will be provided before implementation of such changes into the Product assembly process. If DMLP, at DMLP'S sole discretion, decides that a material engineering change is necessary, DMLP, to the extent necessitated by such change, will replace that portion of BANCTEC'S consigned spare parts inventory that is affected by such change at DMLP'S expense.

7.4
DMLP and BANCTEC recognize that adapting business processes may require associated application software changes on both parties Information Systems. Both parties agree to work on a "best efforts" basis to promptly develop, test and implement application software changes that are required to support such business process changes.

7.5
In the event that either party plans to migrate to a new software application suite, both parties must agree to a joint test plan and implementation date in order to assure that such migration does not affect either party's customers.

8.
OPERATING MANUALS AND TECHNICAL LITERATURE

8.1
DMLP shall make available to BANCTEC such operating manuals, user instructions, technical literature and other related materials as is necessary for aiding the, use, application and fault diagnosis of the Products (hereinafter called the "Technical Information").

8.2
DMLP shall make available to BANCTEC such updates and modifications of the Technical Information created by DMLP as is necessary and sufficient for BANCTEC to perform its obligations under this Agreement. DMLP agrees to use reasonable efforts to provide BANCTEC with notice of Product additions and deletions on at [*.*] [*.*] ([*.*]) [*.*] written notice.

8.3
Unless the parties otherwise agree, BANCTEC may make copies of the Technical Information as is necessary for aiding in completion of training, installation, use, application and fault diagnosis associated with the Services.

8.4
BANCTEC shall not use the Technical Information or any copies thereof for any purpose other than to provide the Services hereunder and in particular such Technical Information shall only be provided to those BANCTEC personnel and permitted Subcontractors involved in providing Services under this Agreement and to no others. Such Technical Information shall be considered DMLP Confidential Information.

9.
ACCOUNT MANAGEMENT, MANAGEMENT REPORTS AND SITE AUDITS

9.1
BANCTEC shall provide an Operating Account Manager and a Service Sales Account Manager. These Managers shall be responsible for constant support and maintenance of the DMLP and BANCTEC accounts respectively.

9.2
BANCTEC and DMLP shall prepare for and attend weekly, monthly and quarterly operational meetings to review both parties' performance, identify any areas of concern and to agree action plans and time frames for completion.

9.3
Prior to such meetings, BANCTEC and DMLP shall provide copies of the reports specified to be provided in the Procedural Manual.

9.4
DMLP and BANCTEC reserve the right to call Extraordinary Operational Meetings which shall take place and be attended and conducted according to the circumstances, directions and procedure specified in the Procedural Manual.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

9.5
If any dispute shall arise between BANCTEC and any Customer in respect of Contract Products/Systems, BANCTEC shall promptly inform DMLP and comply with the reasonable instructions of DMLP in relation thereto.

9.6
Upon three (3) business days written notice to BANCTEC and subject to the security and confidentiality procedures at the site, audits of BANCTEC sites where Parts are stored may be made by DMLP during the Service Hours, for the purposes, and in accordance with the procedure specified in the Procedural Manual. In addition, DMLP may visit BANCTEC sites from which the Services are delivered upon reasonable notice at a mutually agreed upon time.

10.
REPRESENTATIONS AND WARRANTIES

10.1
BANCTEC represents and warrants that by virtue of entering into this Agreement it is not and will not be in breach of any express or implied obligation to any third party binding upon it.

10.2
BANCTEC represents and warrants and undertakes to DMLP that it will at all times have the necessary Customer relations and technical skills, expertise and resources to provide the Services (and any associated or related services) in connection with this Agreement. In particular it shall ensure that all staff who come into contact with Customers shall be properly certified/trained in respect of the Service Call they are performing

10.3
BANCTEC represents and warrants that all Services will be performed in a professional and workmanlike manner in accordance with the applicable SOW's.

10.4
BANCTEC represents and warrants that Services will be free of defects in workmanship for thirty (30) days after the Service is performed and that the repaired Product will be free of the same or a related problem for such thirty (30) day period. Subject to any exceptions set forth in a Schedule or SOW hereto, BANCTEC will promptly repair defective Service work without additional charge. For payment purposes, any work required of BANCTEC to satisfy its warranty obligations under this Section will not be deemed an additional Fix hereunder, but will be deemed to be a part of the original Fix.

10.5
EXCEPT THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, BANCTEC MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES FO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.
INDEMNIFICATION

11.1
BANCTEC shall indemnify, defend, and hold harmless DMLP, Dell Computer Corporation and Dell Computer Corporation's subsidiaries and affiliates and their respective officers, directors, employees, representatives, and agents from and against any and all claims, legal proceedings, demands, damages, losses, liabilities, judgement, settlements, costs and expenses, including, without limitation, reasonable attorneys' fees, directly related to any alleged or actual:

(i)
[*.*] [*.*] to or [*.*] of [*.*] [*.*], and/or [*.*], [*.*] or [*.*] to any [*.*] to the extent caused by the [*.*] or [*.*] of BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives;

(ii)
[*.*] [*.*] or [*.*] [*.*] [*.*] BANCTEC'S subcontractors, suppliers, employees, representatives or agents related to payments or benefits owed for the performance of Services under this Agreement;

(iii)
violations of applicable laws or regulations including, without limitation, employment laws by BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives;

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

  (iv)
  [*.*] of any [*.*] [*.*] [*.*] by BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives; and

  (v)
  [*.*] by [*.*] or [*.*] [*.*] [*.*] to the extent such [*.*] are directly related to BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives negligent performance under this Agreement or a Service Agreement.

11.2
Dell shall indemnify, defend, and hold harmless BANCTEC and BANCTEC'S subsidiaries and affiliates and their respective officers, directors, employees, representatives and agents from and against any and all claims, legal proceedings, demands, losses, liabilities, judgement, settlements, costs and expenses, including, without limitation, reasonable attorneys' fees, directly related to any alleged or actual:

(i)
[*.*] or [*.*], or [*.*] of any [*.*], [*.*], [*.*] or other [*.*] or [*.*] [*.*] [*.*] by any [*.*] hereunder or any [*.*], [*.*] or other [*.*] provided by Dell hereunder provided such [*.*], [*.*] or [*.*] was not caused by BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives;

(ii)
[*.*], [*.*] to or [*.*] of [*.*] [*.*], and/or [*.*], [*.*] or [*.*] to any [*.*] to the [*.*] [*.*] by [*.*] or [*.*] of Dell or Dell's employees, agents or representatives;

(iii)
violations of applicable laws or regulations including, without limitation, employment laws to the extent caused by Dell or Dell's employees, agents or representatives;

(iv)
[*.*], [*.*] to or [*.*] of [*.*] [*.*], and/or [*.*], [*.*] or [*.*] to any [*.*] to the [*.*] [*.*] by a [*.*] [*.*] except to the extent caused by BANCTEC or BANCTEC'S employees, subcontractors, agents or representatives; and

(v)
[*.*] by [*.*] or [*.*] [*.*] [*.*] to the [*.*] [*.*] [*.*] [*.*] directly related to [*.*] [*.*] [*.*] under this Agreement.

11.3
Indemnification Procedures. The indemnified party shall give the indemnifying party prompt written notice of any claim. The indemnified party shall grant the indemnifying party control of the defense and settlement of such claim provided that the indemnified party may be represented by counsel of its own choice at its own expense. The indemnified party shall provide reasonable assistance in the defense and the settlement of a claim at the indemnifying party's expense. The indemnified party shall not settle a claim without the written consent of the indemnifying party; such consent shall not be unreasonably withheld.

12.
CONFIDENTIALITY

12.1
Confidential Information shall include all or any part of the following:

  Information relating to either party's business affairs; customer lists, financial information; know-how; pricing; failure rate information; service and technical records, details of customers or suppliers; information relating to persons employed; existing or planned products and/or the existence of any planned product, future pricing, marketing or service strategies or operational techniques or policies including the combination of functions or activities comprising the DMLP spare parts management process and spare parts management and Customer call management techniques, any documentation (including sketches, drawings, plans, photographs, negatives, notebooks, tracings, reports, findings, recommendations, data, memorandums, formulations, specifications and measurements); computer programs, source codes, firmware, data of any kind relating to or created by one party for the other and any other information of either party marked or designated as being confidential.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

12.2
Confidential information shall not include information which:

1.
is already known to the receiving party prior to the commencement of the negotiations leading to the DSP Services and Support Agreement Terms and Conditions with effective date October 19, 1998 entered into by BancTec (USA), Inc. and Dell Marketing, L.P.; or

2.
is or becomes publicly known through no wrongful act of the receiving party; or

3.
is rightfully received from a third party without similar restriction and without breach of any obligation of confidentiality; or

4.
is independently developed by the receiving party without breach of this Agreement; or

5.
is furnished by one party to a third party without similar restriction on the third party; or

6.
is approved for release by written authorization of the furnishing party; or

7.
is disclosed in compliance with the legal requirement of a governmental agency or otherwise where disclosure is requested by operation of law.

12.3
Each party will use all commercially reasonable efforts to prevent persons (except persons authorized by each party and who have complied with Section 12.8 below) from having access to such Confidential Information.

12.4
Each party will not copy or reproduce or cause to be copied or reproduced by any means whatsoever the whole or any part of the Confidential Information for any unauthorized purpose.

12.5
Each party shall promptly return to the other upon the other's request or destroy (and certify that such destruction has taken place) all such Confidential Information of the other and any copies, whether authorized or not.

12.6
Should one party be compelled by law or be required to act in compliance with the legal requirement of a governmental agency to disclose Confidential Information of the other, that party shall provide the other with reasonable notice of any disclosure.

12.7
In the case of accidental or inadvertent disclosure by a party, that party shall take all commercially reasonable steps to prevent misuse or further disclosure.

12.8
Each party specifically warrants that it will only disclose Confidential Information of the other party to those authorized to receive it under this Agreement and will only use the others Confidential Information for the purpose of fulfilling its obligations under this Agreement and for no other purpose and will not use the Confidential Information in pursuit of its own business interests or the business interests of any other party. BANCTEC may provide Confidential Information to a Subcontractor but only that Confidential Information which is reasonably necessary for such subcontractor to perform the Services. BANCTEC represents and warrants that it is BANCTEC's standard policy to require all Subcontractors to sign an agreement that requires such Subcontractors to protect confidential information received by BANCTEC from third parties. Notwithstanding the above, BANCTEC shall remain liable to DMLP for improper disclosure of DMLP Confidential Information regardless of whether BANCTEC's Subcontractors have signed such an agreement.

12.9
Not withstanding anything elsewhere in this Agreement, the provisions of this Section 12 shall remain in effect for [*.*] ([*.*]) [*.*] after termination or expiration of this Agreement except that in respect of Confidential Information amounting to a trade secret, the provisions of this Section 12 shall remain in effect for as long as such information remains a trade secret under applicable laws.

12.11
The provisions of this Section 12 also apply to any [*.*] [*.*].

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

13.
INSURANCE

13.1
BANCTEC will obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies acceptable to DMLP, the minimum insurance coverages stated below.

(a)
Statutory workers' compensation insurance in the state(s) or jurisdiction(s) in which BANCTEC'S employees perform services for DMLP, and employer's liability insurance with limits of not less than [*.*]: (i) for each accident or occupational disease; and (ii) for each employee. The policy will include a waiver of subrogation in favor of DMLP. BANCTEC waives all claims and causes of action against DMLP, its officers, directors, and employees for any and all injuries compensable under BANCTEC'S workers' compensation insurance coverage.

(b)
Commercial general liability insurance with limits for bodily injury and property damage liability of not less than [*.*] personal injury for each occurrence, [*.*] general aggregate and products/completed operations coverage which will include premises/operations liability, independent contractors liability, and broad form contractual liability coverage specifically in support of, but not limited to, the indemnity provisions stated in this Agreement. Any endorsement to, certificate or evidence of coverage under the policy will include a waiver of subrogation in favor of DMLP; will be endorsed to include DMLP as additional insured; and will state that the insurance is the primary insurance as regards any other insurance carried by DMLP.

(c)
If required business automobile liability insurance with a limit of not less than [*.*] per occurrence for bodily injury and property damage liability written to cover all owned, hired and non-owned automobiles arising out of the use thereof by or on behalf of BANCTEC and its employees. Any endorsement to, certificate or evidence of coverage under, this policy will include a waiver of subrogation in favor of DMLP, be endorsed to included DMLP as an additional insured and will state that this insurance is the primary insurance as respects any insurance carried by DMLP.

(d)
BANCTEC will furnish to DMLP insurance certificates, endorsements, or evidence of coverage signed by authorized representatives of the companies providing the coverage required under the terms of this Agreement. All policies providing coverage will contain provisions that no cancellation, non-renewal or material changes in the policy will become effective, except on [*.*] ([*.*]) [*.*] written notice thereof to DMLP.

(e)
Failure to secure the insurance coverage or the failure to comply fully with any of the insurance provisions of this Agreement as may be necessary to carry out the terms and provisions of this Agreement will be deemed to be a material breach of this Agreement. The provision of insurance coverage hereunder or the lack thereof, does not in any way reduce or limit BANCTEC'S responsibility/liability under this Agreement including, without limitation, its indemnification obligations. Any and all deductibles in the above described insurance policies will be assumed by, for the account of, and at the sole risk of BANCTEC. DMLP reserves the right to request reasonable adjustments to the requirements or to request other types of policies to support the level of Services being performed by BANCTEC. BANCTEC shall not unreasonably refuse to make such adjustments.

14.
LIMITATION OF LIABILITY

14.1
Except as expressly set forth below in Subsection 14.2, neither party shall be liable to the other for consequential, incidental, special or indirect damages under any part of this Agreement even if advised or aware of the possibility of such damages.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

14.2
The limitations of liability set forth in Subsection 14.1 above shall not apply to:

(i)
[*.*] [*.*] [*.*] and/or [*.*] under [*.*] [*.*];

(ii)
[*.*] [*.*] [*.*] and/or [*.*] under [*.*] [*.*] [*.*]; and

(iii)
[*.*] [*.*] of [*.*] [*.*] [*.*] [*.*].

15.
PROTECTION OF THE PARTIES' OPERATIONAL TECHNIQUES

  Each party acknowledges that the other has, over the period of its operation, acquired a considerable body of operating techniques and that each party is operating under the Agreement in accordance with such operational techniques of the other. The totality of such operational techniques in respect of any one party are unique to that party in the way that the techniques are combined and are one of the reasons why that party has attained a pre-eminent position in field service operations and/or the care of its customers. Such operational techniques that are Confidential Information must be kept confidential in accordance with Section 12 above. Such operational techniques that constitute Intellectual Property must be treated in the manner set forth in Section 17 below.

16.
PUBLICITY

  BANCTEC shall not make any announcement, issue a press release, external circular or otherwise discuss details with the public generally of the relationship between the parties governed by this Agreement without the prior consent of DMLP. For this purpose consent can only be given by an employee of DMLP of a Vice Presidential level or above.

17.
INTELLECTUAL PROPERTY RIGHTS

17.1
Intellectual Property Rights in or relating to the Products, documentation, computer programs, source codes, firmware, advertising, promotional materials, DMLP'S Spare Parts Management Process and the Technical Information are and shall remain the property of DMLP, Dell Computer Corporation, Dell Computer Corporation's subsidiaries and affiliates and all such entities respective licensors as the case may be. Except for the limited rights expressly granted in this Agreement, DMLP does not grant to BANCTEC any express or implied rights or licenses to any of DMLP'S Intellectual Property Rights.

17.2
If BANCTEC becomes aware of any illegal or unauthorized use of any of the Products, the Services, the Technical Information or any of the Intellectual Property Rights of DMLP. BANCTEC shall promptly notify DMLP and will assist DMLP (at DMLP'S expense) in taking all steps necessary to defend DMLP'S rights therein.

17.3
All information related to a Customer and all service and technical records shall be owned exclusively by DMLP. Such records will be treated as DMLP Confidential Information in accordance with Section 12.

18.
FORCE MAJEURE

  Neither party shall be liable for any delay in performing any of its obligations under this Agreement if the delay is caused by circumstances beyond its control. The delaying party shall be entitled to a reasonable extension of time for the performance of such obligations.

19.
TERMINATION

19.1
DMLP may terminate this Agreement:

(a)
If BANCTEC becomes insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or BANCTEC applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

    substantial part of its property (or such receiver, trustee or similar officer is appointed without its consent); or BANCTEC institutes any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding is instituted against BANCTEC and is not dismissed within [*.*] ([*.*]) [*.*]; or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of the property of BANCTEC and remains unsatisfied for [*.*] ([*.*]) [*.*];

  (b)
  If during any one month period, BANCTEC's overall performance level falls below [*.*] in the Territory, BANCTEC and DMLP shall agree upon an action plan to bring the performance level back to [*.*] or greater. In the event that the performance level remains below [*.*] for [*.*] ([*.*]) [*.*] [*.*] following implementation of the action plan; or

  (c)
  If there is a change in the ownership or control of BANCTEC and the third party that takes over ownership or control is a competitor (as defined below) of DMLP or a subsidiary or affiliate of such competitor. For the purposes of this Subsection, a competitor of DMLP shall be any third party that sells hardware products (i.e. personal computers, workstations, notebooks or servers) similar to those sold by DMLP.

19.2
DMLP may terminate this Agreement for convenience upon [*.*] ([*.*]) [*.*] notice.

19.3
DMLP may terminate any particular Services subcontracted to BANCTEC hereunder immediately without cause upon written notice. Termination of particular Services will not result in a termination of the overall Agreement.

19.4
Either party may terminate this Agreement if the other party is in material default under this Agreement, and the default continues for [*.*] ([*.*]) [*.*] after written notice thereof by the non-defaulting party to the defaulting party, then the non-defaulting party may terminate this Agreement and pursue any other right or remedy existing at law or in equity.

19.5
Other than as expressly provided herein, BANCTEC shall not be entitled to any compensation as a result of the termination of this Agreement in accordance with its terms.

  Upon the expiration or termination of this Agreement, or any particular Services subcontracted hereunder, pursuant to the terms of this Agreement regardless of the reason for such termination or expiration, during a period not to exceed [*.*] ([*.*]) [*.*] following termination or expiration (the "Transition Period"), BANCTEC shall provide to DMLP reasonable assistance in the transition of the responsibility for the Services to DMLP or to a party designated by DMLP, such assistance to consist of the following: (i) reasonable training of the personnel in the performance of the Services in a manner consistent with the Procedure Manual, (ii) reasonable documentation and other materials relating to or used in the performance of the Services (excluding documentation belonging exclusively to BANCTEC in which BANCTEC claims in good faith a trade secret interest), (iii) other services or activities reasonably requested by DMLP related to the smooth transition of responsibility for performance of the Services. BANCTEC will cooperate in good faith during the Transition Period. If [*.*] occurs in accordance with [*.*] or [*.*] or [*.*] because of a [*.*] [*.*] by BANCTEC, all [*.*] [*.*] [*.*] by [*.*] during the [*.*] [*.*] will be [*.*] [*.*] by [*.*] and [*.*] shall be [*.*] for its [*.*] [*.*] related to its [*.*] under this [*.*]. If [*.*] occurs under [*.*], [*.*] or [*.*] because of a [*.*] [*.*] by [*.*], all [*.*] [*.*] [*.*] by [*.*] and [*.*] during the [*.*] [*.*] shall be [*.*] [*.*] by [*.*]. During the Transition Period, DMLP will remain obligated to provide Spare Parts, technical telephone support and Customer call handling in accordance with this Agreement and the applicable SOW and in the manner provided in the applicable Procedure Manual. Any communications by BANCTEC to a Customer related to the expiration, termination or transition of any Services must be approved in advance and in writing by DMLP.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

19.7
Upon expiration of the Agreement, BANCTEC shall provide to DMLP reasonable assistance in the transition of the responsibility for the Services to DMLP or to a party designated by DMLP. All reasonable expenses incurred by BANCTEC during the Transition Period will be paid solely by DMLP.

20.
EFFECT OF TERMINATION OR EXPIRATION

20.1
Regardless of the circumstances of termination or expiration of this Agreement or portion thereof, the provisions of Sections 10, 11, 12, 14, 15, 17,19, 20, 21, 23, 29, and 32, and all other Sections intended to survive termination or expiration of this Agreement will survive the termination or expiration and continue according to their terms. In addition, the terms of this Agreement shall remain in full force and effect in respect of any obligations to be performed hereunder by the parties in respect of matters notified to be performed by either of them to the other before the termination or expiration but which remain unperformed at the time of termination or expiration.

20.2
Upon termination or expiration of this Agreement, each party shall at its own expense return to the other party or otherwise dispose of as the owner may instruct, any information (including the Confidential Information, the Technical Information and Customer information) and all other documents, papers and information whatsoever sent to a party (including electronically sent) and relating to the business of the other party (other than correspondence between the parties) and all property of the other party (excluding Parts). Each party shall be entitled to retain a copy of such information for archival purposes only. Such records will be treated as the owners Confidential Information in accordance with Section 12.

20.3
If this [*.*] [*.*] because [*.*] notified [*.*] of its [*.*] to [*.*] the [*.*] [*.*], [*.*] shall [*.*] [*.*] [*.*] to [*.*] at [*.*] [*.*] and [*.*] [*.*] and [*.*]. If this [*.*] [*.*] because [*.*] notified [*.*] of its [*.*] to [*.*] the [*.*] [*.*], [*.*] shall [*.*] [*.*] [*.*] to [*.*] at [*.*] [*.*] and [*.*] [*.*] and [*.*]. If this [*.*] is [*.*] pursuant to [*.*] or [*.*] because of a [*.*] [*.*] by [*.*], [*.*] shall [*.*] [*.*] [*.*] to [*.*] at [*.*] [*.*] and [*.*] [*.*] and [*.*]. If this [*.*] is [*.*] pursuant to [*.*], [*.*] or [*.*] because of a [*.*] [*.*] by [*.*], [*.*] shall [*.*] [*.*] [*.*] to [*.*] at [*.*] [*.*] and [*.*] [*.*] and [*.*].

21.
INJUNCTION

  In the event that BANCTEC willfully and intentionally ceases performance of the Services under this Agreement, BANCTEC acknowledges that such cessation may cause DMLP irreparable harm for which there will be no adequate remedy at law and for which the ascertainment of damages would be difficult. BANCTEC, therefore, agrees that in the event of such cessation, in addition to other remedies at law and equity, DMLP will be entitled to seek an injunction requiring BANCTEC to perform the Services under the Agreement and will be entitled to seek an injunction against any breach by BANCTEC of the provisions of Section 12 "Confidentiality" and Section 23 "Conflict of Interest" hereof.

22.
WAIVER

  No waiver of any term is valid unless it is in writing and signed by an authorized person of the party charged with the waiver. A waiver is valid for the specific situation for which it was sought. All remedies provided for in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to either party at law in equity or otherwise.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

23.
CONFLICT OF INTEREST

23.1
BANCTEC agrees not to use BANCTEC personnel or Subcontractors directly providing the Services under this Agreement to solicit business including, but not limited to, the purchase of BANCTEC service contracts or other BANCTEC products, from Customers of DMLP. BANCTEC personnel and Subcontractors directly providing the Services under this Agreement shall not attempt to entice DMLP Customers to transfer their business to BANCTEC or any other party.

23.2
In the event that a Customer requests BANCTEC personnel or Subcontractors directly providing the Services under this Agreement to perform services beyond those DMLP has authorized BANCTEC to perform hereunder or requests information related to the sale of other products, BANCTEC shall direct the Customer to DMLP and in no event shall such BANCTEC personnel or Subcontractors directly providing service under this Agreement offer for sale a service contract or other product directly to the Customer. Further, BANCTEC personnel and Subcontractors directly providing the Services under this Agreement shall refer any Customer to DMLP who has purchased, licensed or leased, or has indicated to BANCTEC a current intent to purchase, license or lease, a Product so that DMLP may sell a Service Agreement to such Customer.

23.3
If DMLP notifies BANCTEC in writing that it will not sell the Customer a Service Agreement or other applicable product, or if the services or products required by a Customer or prospective Customer are not available from DMLP, then such BANCTEC personnel or Subcontractors directly providing service under this Agreement are free to offer for sale a service contract or other product to the Customer. If a Customer evidences its' intent not to enter into an additional or new service contract or other sales agreement with DMLP, or determines to bid the sale of services or other products competitively by the issuance of a Request For Proposal, Request For Quotation or other request for bid, then BANCTEC is free to bid and/or provide the service or products directly to the Customer.

24.
ASSIGNMENT

  Except as expressly set forth in this Agreement, neither DMLP nor BANCTEC shall assign or otherwise transfer or subcontract this Agreement or any of its rights and obligations hereunder whether in whole or in part without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

25.
LEGAL RELATIONSHIP

  The Parties shall be independent contractors in the performance of this Agreement. Neither Party by virtue of this Agreement will have any rights, power, or authority to act or create an obligation, express or implied, on behalf of the other party.

26.
NOTICES

26.1
Unless expressly stated otherwise elsewhere in this Agreement, all notices which are required to be given shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address as the recipient may designate by notice given in accordance with the provisions of this Section with a copy sent to the Office of the General Counsel.

26.2
Failing any such address being so set out or designated, notices shall be sent to the recipient's registered office. Any notice may be delivered personally or by first class prepaid mail, or by airmail, telex or facsimile transmission and shall be deemed to have been served, if by hand when delivered, if by post or airmail forty eight (48) hours after posting, if by telex or facsimile transmission when dispatched, upon written confirmation of the sending.

26.3
Any notice which affects the validity or existence of this Agreement or is related to the indemnification section hereunder, shall only be delivered personally or sent by recorded delivery first class letter by a party and only to a duly authorized representative of the other party.

27.
COMPLIANCE

27.1
DMLP and BANCTEC agree that they will not export or re-export directly or indirectly any Products or technical data received hereunder or any portion thereof, including any direct product of the technical data in violation of any export laws, rules or regulations of the United States or any other applicable country. These export obligations shall survive the term of this Agreement.

27.2
BANCTEC agrees to comply with all other applicable laws, rules, regulations and orders of the United States and any other state or country with jurisdiction over BANCTEC or BANCTEC'S activities in performance of its obligations under this Agreement including without limitation all applicable immigration and employment laws and regulations.

27.3
Since DMLP transacts business with the United States government, BANCTEC must comply with applicable laws and Federal Acquisition Regulations ("FARs"). BANCTEC, therefore, represents and warrants that is will comply with the following:

(1)
FAR 52.222-26 "Equal Opportunity"

(2)
FAR 52.222-35 "Affirmative Action for Special Disabled and Vietnam Era Veterans"

(3)
FAR 52.222-36 "Affirmative Action for Handicapped Workers"

(4)
FAR 52.219-8 "Utilization of Small, Small Disadvantaged and Women-Owned Small Business Concerns"

(5)
40 C.F.R. Section 60-1.4(a) "Equal Opportunity Clause"

(6)
40 C.F.R. Section 60-1.7 "Reports and other Required Information"

(7)
40 C.F.R. Section 60-1.8 "Segregated Facilities"

(8)
40 C.F.R. Section 60-1.40 "Affirmative Action Compliance Program"

(9)
FAR 52.225-3 "Buy America Act"

(10)
FAR 52.225-9 "Buy America Act—Balance of Payments Program"

(11)
FAR 52.225-21 "But America Act—North American Free Trade Agreement Implementation Act—Balance of Payments Program"

(12)
FAR 52.203-6 "Restriction on Subcontractor Sales to the Government Alternate"

(13)
FAR 52.203-10 "Price or Fee Adjustment for Illegal or Improper Activity"

(14)
FAR 52.225-18 "European Union Sanctions for End Products"

(15)
FAR 52.239-1 "Privacy or Security Safeguards"

(16)
FAR 52.247-64 "Preference for Privately Owned U.S.-Flag Commercially Vessels"

  In addition, BANCTEC represents and warrants that it will comply with all applicable requirements of 33 U.S.C. Section 1251 "Federal Water Pollution Control Act" and 42 U.S.C. Section 7401 "Clean Air Act". BANCTEC represents and warrants that none of the items listed in paragraph (a) of FAR 52.209-5 exist with respect to BANCTEC or any of BANCTEC'S "principals" as that term is defined by FAR 52-209-5. BANCTEC represents and warrants that it will comply with the prohibition on the use of convict labor as set forth in FAR 52.222.3 "Convict Labor."

27.4
In the event BANCTEC is working on-site at a Customer location, BANCTEC agrees to comply with all security, safety and other similar policies and procedures required by the Customer.

27.5
BancTec shall comply with the terms of the United States Site Security and Environmental, Health and Safety Addendum ("Addendum 1") attached hereto.

28.
AMENDMENT

  This Agreement or any part hereof may be modified or amended only by a written document executed by duly authorized officers of both DMLP and BANCTEC. No oral statement of any person shall in any manner or degree modify or otherwise affect the terms and provisions of this Agreement.

29.
DMLP MARKS.

  BANCTEC shall not use in any way the name of DMLP or any trade names, trademarks, service marks or other proprietary designations or those of any of DMLP'S parents, subsidiaries or other affiliates (collectively, "Marks") without the prior written consent of DMLP. BANCTEC acknowledges the exclusive right, title and interest of DMLP'S Marks. BANCTEC shall not be deemed by anything contained in this Agreement or amendments thereto to acquire any right, title or interest in or to DMLP'S Marks, or any portion of DMLP'S Marks.

30.
INTERPRETATION

  In this Agreement:

30.1
reference to any statute or statutory provision includes a reference to that statute or statutory provisions as from time to time amended, extended or re-enacted;

30.2
words importing the singular include the plural, words importing any gender include every gender, words importing persons include bodies corporate and unincorporated; and (in each case) vice versa; and

30.3
the headings to the Sections are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

30.4
this Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. In the event of any conflict between or among the Service and Support Agreement, the SOW, Schedule or the Procedure Manual the order of precedence shall be: (i) this Service and Support Agreement, (ii) the SOW, (iii) Schedules and (iv) the Procedural Manuals

31.
ILLEGALITY OR SEVERANCE

  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision if the parties cannot agree upon a replacement provision that is legal, valid or enforceable a court of competent jurisdiction shall add as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

32.
LAW AND JURISDICTION

  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas U.S. without regard to its principals of conflict of laws. Both parties hereby waive their right to a jury trial with respect to any dispute arising under or related to this Agreement and agree that any such dispute shall be heard by a judge of a court with competent jurisdiction sitting without a jury.

33.
GOVERNING LANGUAGE

  This Agreement shall be interpreted and construed in accordance with the English language.

34.
DISPUTE RESOLUTION

  Before either party initiates a lawsuit against the other relating to a dispute or claim under this Agreement, the parties agree to work in good faith to resolve between them all disputes and claims arising out of or relating to this Agreement, the parties' performance under it, or its breach. To this end, either party may request, after informal discussions have failed to resolve a dispute or claim within a reasonable period of time not to exceed [*.*] ([*.*]) [*.*], that each party designate an officer or other management employee with authority to bind the party to meet in good faith and attempt to resolve the dispute or claim. This provision, however, shall in no way be interpreted as a waiver of either party's right to seek other relief in law or equity.

35.
ENTIRE AGREEMENT

35.1
This Agreement supersedes all prior agreements, arrangements and understandings between DMLP and BANCTEC, both oral and written, and constitutes the entire agreement between them relating to the subject matter hereof. The terms and conditions stated on any purchase order, invoice, acknowledgement or similar documents will be without effect.

35.2
Each party hereby warrants to the other that it has not been induced to enter into the Agreement by any prior oral or written representations (whether innocently or negligently made) except as specifically contained in the Agreement.

35.3
Each party acknowledges that it has read this Agreement carefully, including the Schedules and Procedure Manual, and has agreed to be bound by the terms and conditions hereof.

  EXECUTED under hand in three originals the day and year below written.

Accepted on behalf of Dell Marketing L.P.	Accepted on behalf of BancTec, Inc.
Name:	Name:	Brendan P. Keegan
Position:	Position:	President, ITSM SVP Strategy & Business Development
Signature:	Signature:
Date:	Date:

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

SCHEDULE A

To the

DSP Service and Support Agreement

Between

Dell Marketing L.P. and BancTec, Inc.

As Amended and Restated

CHARGING SCALE

        The following terms apply to the pricing set forth herein.

        1.     The [*.*] is [*.*]. When a [*.*] is [*.*], the [*.*] in that [*.*] applies to [*.*] [*.*].

        2.     The [*.*] [*.*] is based on [*.*] [*.*] closed ([*.*] [*.*] [*.*] [*.*] and [*.*] [*.*]).

        3.     The [*.*] [*.*] effective for [*.*] [*.*] in a [*.*] [*.*] will be based on the [*.*] [*.*] of [*.*] [*.*] [*.*] [*.*] ([*.*] [*.*]) for the [*.*] [*.*] [*.*].

        4.     Once a [*.*] has been [*.*] and the [*.*] [*.*] as a [*.*] ([*.*]) [*.*], its categorization as [*.*] [*.*] cannot be [*.*] [*.*] to another [*.*] [*.*], i.e., [*.*], [*.*], etc. Prior to [*.*] of in/out of [*.*] [*.*], DMLP reserves the right to change the [*.*] [*.*] [*.*].

        5.     This [*.*] [*.*] applies to [*.*] [*.*] [*.*] [*.*] and [*.*] only and does not include [*.*] [*.*] [*.*].

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Table 1

[*.*] [*.*]: [*.*] [*.*] [*.*] ("[*.*]") [*.*] [*.*] [*.*]
Product	[*.*] [*.*]	[*.*] [*.*] ([*.*] [*.*])	[*.*] [*.*]	[*.*] [*.*] [*.*]	Pricing End Date
Desktop, Notebook, & Workstation	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Desktop, Notebook, & Workstation	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Desktop, Notebook, & Workstation	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Server	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Storage	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised

•
[*.*] to be reached by [*.*], or sooner, using date achieved as the [*.*] [*.*] [*.*], or [*.*] per [*.*] reverts back to [*.*] [*.*] of [*.*] [*.*] [*.*]. On a best effort basis, with no guarantee, DMLP will strive to maintain this [*.*] [*.*] for sustained [*.*] [*.*] [*.*]. [*.*] to include [*.*], [*.*], [*.*] (as defined in [*.*] hereto) & [*.*] [*.*] (no [*.*] loading of [*.*] [*.*] but some [*.*] [*.*] will be included). [*.*] [*.*] to be used for [*.*] [*.*] [*.*] determination are [*.*], [*.*], [*.*], [*.*], [*.*], and other future services and are defined in the legend below. Also to be included are [*.*] [*.*] services for [*.*] [*.*] once the [*.*] [*.*] are created.

•
[*.*] & [*.*] [*.*] of an additional [*.*] per [*.*][*.*]will be applied to the current pricing [*.*] [*.*]upon [*.*] [*.*] received.

•
Additional [*.*] to be comprised of mixed [*.*] ([*.*] [*.*] [*.*]) as defined by the U.S. Department of the Census and set forth in [*.*] hereto) including [*.*] [*.*] [*.*] utilizing Dell Customer Choice accounts to be assigned to BancTec. Regarding calls run in [*.*] [*.*] [*.*], the following applies:

•
The [*.*] run in [*.*] [*.*] [*.*] are not to exceed [*.*] of the total [*.*] [*.*] in each [*.*], i.e., [*.*] BancTec-badged technicians/[*.*] [*.*] [*.*] (sub-contractor).

•
If the [*.*] [*.*] [*.*] in [*.*] [*.*] [*.*] is exceeded, BancTec will be allowed to renegotiate [*.*] for those [*.*] [*.*] [*.*] that [*.*] [*.*] and [*.*] the [*.*] at the end of the [*.*] mutually accepted by BancTec and DMLP.

•
[*.*] serviced in [*.*] [*.*] [*.*] will be excluded from [*.*] [*.*] (Customer [*.*] [*.*], also referred to as [*.*]) and [*.*] goal calculations for [*.*] [*.*] [*.*] and [*.*] [*.*] [*.*] (to be defined in a subsequent [*.*] as mutually agreed by DMLP and BancTec). BancTec will supply a list of [*.*] [*.*] to DMLP at the beginning of each [*.*]. BancTec and DMLP to agree on these [*.*] [*.*] for the purposes described above.

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Table 2

[*.*][*.*]: [*.*]: [*.*] [*.*] ("[*.*]") [*.*] [*.*] [*.*] [*.*]
Product	[*.*] [*.*]	[*.*] [*.*] ([*.*] [*.*])	[*.*] [*.*]	[*.*] [*.*] [*.*]	Pricing End Date
Desktop, Notebook, & Workstation	[*.*]	[*.*]	[*.*]	[*.*]	Effective until revised

•
Dispatch rate includes [*.*] & [*.*] service level, [*.*]-[*.*], [*.*] to [*.*], [*.*] and [*.*], [*.*] to [*.*] for qualifying [*.*].

•
Calls must be [*.*] prior to [*.*], [*.*], customer [*.*] [*.*] to qualify for [*.*] [*.*].

•
Price is based on the assumption that [*.*] of the above calls will be [*.*] [*.*] [*.*]. BancTec and DMLP mutually agree to revisit this [*.*] if this assumption falls significantly [*.*] of [*.*].

Table 3

[*.*] [*.*]: [*.*], [*.*] [*.*]
Product	[*.*] [*.*]	[*.*] [*.*]	[*.*][*.*]	[*.*][*.*] [*.*]	Pricing End Date
Desktop, Notebook, & Workstation	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Server	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Storage	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised

Table 4

[*.*] [*.*]: [*.*], [*.*] [*.*]
Product	[*.*] [*.*]	[*.*] [*.*]	[*.*][*.*]	[*.*][*.*] [*.*]	Pricing End Date
Desktop, Notebook, & Workstation	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Server	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised
Storage	[*.*], [*.*] [*.*]	[*.*]	[*.*]	[*.*]	Effective until revised

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Table 5

Printer Services

Contract Effective Date	[*.*]	[*.*] [*.*]	[*.*] [*.*] [*.*]
2/6/2006	[*.*] [*.*] [*.*]	[*.*]	[*.*]/[*.*]/ [*.*]/ [*.*]/ [*.*]/ [*.*]/[*.*]/[*.*]/ [*.*]/ [*.*]
	[*.*] [*.*] [*.*]	[*.*]	[*.*]/[*.*]/ [*.*]/ [*.*]/ [*.*]/ [*.*]/[*.*]/[*.*]/ [*.*]/ [*.*]/ [*.*]
	[*.*] [*.*] ([*.*]) [*.*] [*.*]	[*.*]	[*.*] [*.*]
3/17/2003	[*.*] [*.*] [*.*] [*.*] [*.*] [*.*]	[*.*]
	[*.*] [*.*] [*.*] [*.*] [*.*] [*.*]	[*.*]
	[*.*] [*.*] [*.*] [*.*] [*.*] [*.*]	[*.*]
	[*.*] [*.*] [*.*] [*.*] [*.*] [*.*]	[*.*]

a)
The [*.*] [*.*] [*.*] [*.*] [*.*] weighs approximately 83 pounds and, pursuant to the product manual, two BancTec personnel will be required to move this Printer.

Table 6

[*.*] [*.*] [*.*] ([*.*]) [*.*]
[*.*] [*.*]	[*.*] [*.*] [*.*]	[*.*]	[*.*]
[*.*][*.*][*.*] [*.*] [*.*] [*.*] [*.*] [*.*][*.*]
[*.*] ([*.*] [*.*] [*.*] [*.*])-[*.*] [*.*] [*.*] [*.*]
-[*.*]/[*.*]/[*.*]/[*.*]/ ([*.*]) [*.*] [*.*] [*.*] [*.*]
[*.*]	[*.*]	[*.*]	[*.*]
*[*.*] [*.*] [*.*] [*.*] [*.*] [*.*]. [*.*] [*.*] [*.*]
[*.*] [*.*] [*.*] [*.*] [*.*] [*.*],
[*.*][*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*] [*.*]
[*.*] [*.*], [*.*] [*.*] [*.*] [*.*] [*.*] [*.*].

*
Standard [*.*] [*.*] are [*.*] through [*.*], [*.*] to [*.*], [*.*] [*.*] [*.*].

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Table 7

[*.*] [*.*][*.*][*.*] ([*.*])-[*.*][*.*][*.*][*.*]
[*.*][*.*]	[*.*][*.*][*.*]	[*.*][*.*]
[*.*][*.*][*.*][*.*][*.*] ([*.*][*.*][*.*][*.*])-[*.*][*.*][*.*] -[*.*]/[*.*]/[*.*]/[*.*] ([*.*])[*.*][*.*][*.*][*.*]	[*.*]	[*.*]

*
Standard [*.*] [*.*] are [*.*] through [*.*], [*.*] to [*.*], [*.*][*.*][*.*].

Table 8

[*.*] [*.*][*.*][*.*][*.*][*.*][*.*][*.*][*.*] ([*.*])-[*.*][*.*][*.*]
[*.*][*.*]	[*.*][*.*] [*.*]	[*.*][*.*]
[*.*][*.*][*.*][*.*][*.*][*.*][*.*][*.*] ([*.*]) -[*.*]/[*.*]/[*.*]	[*.*]	[*.*]

*
Standard [*.*] [*.*] are [*.*] through [*.*], [*.*] to [*.*], [*.*][*.*] [*.*].

LEGEND

DMLP [*.*][*.*]

Definitions of DMLP [*.*][*.*]

[*.*]-[*.*][*.*][*.*]

[*.*]-[*.*][*.*][*.*]

[*.*]-[*.*]/[*.*][*.*][*.*][*.*]

[*.*]-[*.*][*.*][*.*]

[*.*]-[*.*]

[*.*]-[*.*]/[*.*][*.*][*.*][*.*]

[*.*]
Confidential treatment requested: Information for which confidential treatment has been requested is omitted and is noted with "[*.*]." An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Attachment B

Metropolitan Statistical Areas

QuickLinks

DSP SERVICES AND SUPPORT AGREEMENT TERMS AND CONDITIONS (As Amended and Restated Effective October 19, 1998 with Amendments through April 30, 2008)
EFFECTIVE DATE: October 19, 1998